EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Clark/Bardes, Inc. 2002 Stock Option Plan, the Clark, Inc. 2003 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan of our report dated January 10, 2002, with respect to the financial statements of Long, Miller & Associates, L.L.C. included in the Current Report (on Form 8-K) filed with the Securities and Exchange Commission on January 29, 2003.


                                                           /s/ ERNST & YOUNG LLP


Greensboro, North Carolina
June 24, 2003